UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(Amendment No. )

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GameStop Corp.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 27, 2006
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 27, 2006
INTRODUCTION
ELECTION OF DIRECTORS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH — CLASS A COMMON STOCK
PERFORMANCE GRAPH — CLASS B COMMON STOCK
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT ON THE FISCAL YEAR ENDED JANUARY 28, 2006
APPROVAL OF THE AMENDED AND RESTATED GAMESTOP CORP. SUPPLEMENTAL COMPENSATION PLAN PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM PROPOSAL 3
COMPLIANCE WITH SECTION 16( a ) OF THE EXCHANGE ACT
OTHER MATTERS
Appendix A

GameStop Corp.
625 Westport Parkway
Grapevine, Texas 76051

May 24, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of GameStop Corp. The meeting will be held at 12:00 p.m., Central Standard Time, on Tuesday, June 27, 2006 at the Hilton Anatole Hotel, 2201 Stemmons Freeway, Dallas, Texas.

Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow. Also included is a Proxy Card and a postage paid return envelope.

Whether or not you plan to attend the meeting, we hope you will have your shares represented at the meeting by completing, signing and returning your Proxy Card in the enclosed postage paid return envelope promptly.

Sincerely,

MICHAEL N. ROSEN
Secretary

GameStop Corp.
625 Westport Parkway
Grapevine, Texas 76051

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 27, 2006

The Annual Meeting of Stockholders of GameStop Corp. (the “Company”) will be held at the Hilton Anatole Hotel, 2201 Stemmons Freeway, Dallas, Texas, at 12:00 p.m., Central Standard Time, on Tuesday, June 27, 2006 for the following purposes:

1. To elect three directors to serve until the 2009 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2. To approve the Amended and Restated GameStop Corp. Supplemental Compensation Plan;

3. To ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm for the Company’s fiscal year ending February 3, 2007; and

4. To transact such other business as may be properly brought before the meeting and any adjournment or postponement thereof.

Only holders of record of Class A and Class B Common Stock as of the close of business on May 5, 2006 are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

MICHAEL N. ROSEN
Secretary

New York, New York
May 24, 2006

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE
COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD.

GameStop Corp.
625 Westport Parkway
Grapevine, Texas 76051

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 27, 2006

INTRODUCTION

This Proxy Statement and enclosed Proxy Card are being furnished commencing on or about May 24, 2006 in connection with the solicitation by the board of directors of GameStop Corp., a Delaware corporation (the “Company” or “GameStop”), of proxies for use at the Annual Meeting of Stockholders to be held on June 27, 2006 (the “Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any proxy given pursuant to such solicitation and received in time for the Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted FOR the election of the nominees listed below under the caption “Election of Directors — Information Concerning the Directors and Nominees — Nominees for Election as Director,” FOR the approval of the Amended and Restated GameStop Corp. Supplemental Compensation Plan, FOR the ratification of the appointment of BDO Seidman, LLP as the independent registered public accounting firm for the Company’s fiscal year ending February 3, 2007 (collectively, the “Proposals”), and in the discretion of the proxies named on the Proxy Card with respect to any other matters properly brought before the Meeting and any adjournments thereof. Any proxy may be revoked by written notice received by the Secretary of the Company at any time prior to the voting thereof by submitting a subsequent proxy or by attending the Meeting and voting in person.

Only holders of record of the Company’s voting securities as of the close of business on May 5, 2006 are entitled to notice of and to vote at the Meeting. As of the record date, 45,051,318 shares of Class A Common Stock, par value $.001 per share (“Class A Common Stock”), and 29,901,662 shares of Class B Common Stock, par value $.001 per share (“Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”) were outstanding. Each share of Class A Common Stock entitles the record holder thereof to one vote on each of the Proposals and on all other matters properly brought before the Meeting. Each share of Class B Common Stock entitles the record holder thereof to ten votes on each of the Proposals and on all other matters properly brought before the Meeting. The presence of a majority by vote of the combined outstanding shares of the Common Stock represented in person or by proxy at the Meeting will constitute a quorum.

The three nominees for director receiving the highest vote totals will be elected as directors of the Company to serve until the 2009 annual meeting of stockholders. The proposal to approve the Amended and Restated GameStop Corp. Supplemental Compensation Plan and the proposal to ratify the appointment of the Company’s independent registered public accounting firm, and all other matters that may be voted on at the Meeting, will be decided by the affirmative vote of a majority (by vote) of the shares of Common Stock voting on the proposal in person or by proxy at the Meeting. Thus, abstentions and broker non-votes will not be included in vote totals with respect to such proposals and will have no effect on the outcome of the votes with respect thereto.

A Proxy Card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage paid if mailed in the United States.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

ELECTION OF DIRECTORS

PROPOSAL 1

Information Concerning the Directors and Nominees

The Company, formerly known as GSC Holdings Corp., was formed for the purpose of consummating the business combination (the “mergers”) of GameStop Holdings Corp., formerly known as GameStop Corp. (“Historical GameStop”), and Electronics Boutique Holdings Corp. (“EB”), which was completed on October 8, 2005. Subsequent to the mergers, our board of directors consists of eleven directors. Our certificate of incorporation divides our board of directors into three classes: Class 1, whose terms will expire at the Meeting, Class 2, whose terms will expire at the annual meeting of stockholders to be held in 2007, and Class 3, whose terms will expire at the annual meeting of stockholders to be held in 2008. Daniel A. DeMatteo, Michael N. Rosen and Edward A. Volkwein are in Class 1; R. Richard Fontaine, Jerome L. Davis, James J. Kim and Stephanie M. Shern are in Class 2; and Leonard Riggio, Stanley (Mickey) Steinberg, Gerald R. Szczepanski and Lawrence S. Zilavy are in Class 3. At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

In addition, our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors.

Background information with respect to our board of directors and nominees for election as directors, all of whom are incumbent directors, appears below. See “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” for information regarding such persons’ holdings of equity securities of the Company.

The following table sets forth the names and ages of our directors, the year they first became a director and the positions they hold with the Company:

		Director
Name	Age	Since*	Position with the Company

R. Richard Fontaine(1)	64	2001	Chairman of the Board, Chief Executive Officer and Director
Daniel A. DeMatteo	58	2002	Vice Chairman, Chief Operating Officer and Director
Michael N. Rosen(1)	65	2001	Secretary and Director
Jerome L. Davis(2)	51	2005	Director
James J. Kim	70	2005	Director
Leonard Riggio(3)	65	2001	Director
Stephanie M. Shern(4)	58	2002	Director
Stanley (Mickey) Steinberg	73	2005	Director
Gerald R. Szczepanski(5)	58	2002	Director
Edward A. Volkwein(6)	65	2002	Director
Lawrence S. Zilavy	55	2005	Director

*	Includes predecessor companies

(1)	Member of Executive Committee

(2)	Member of Compensation Committee

(3)	Chair of Executive Committee

(4)	Chair of Audit Committee

(5)	Chair of Compensation Committee and member of Audit Committee and Nominating and Corporate Governance Committee

(6)	Member of Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee

Nominees for Election as Director

The following individuals are nominees for director at the Meeting:

Daniel A. DeMatteo has been our Vice Chairman and Chief Operating Officer since March 2005. Prior to March 2005, Mr. DeMatteo served as President and Chief Operating Officer of the Company or our predecessor companies since November 1996. He has served on our board since 2002 and has been an executive officer in the video game industry since 1988.

Michael N. Rosen is our Secretary and a director. Mr. Rosen has served in the same capacities for us or our predecessor companies since October 1999. Mr. Rosen is also a member of the Executive Committee. Mr. Rosen has been a partner at Bryan Cave LLP, counsel to the Company, since their July 2002 combination with Robinson Silverman. Prior to that, Mr. Rosen was Chairman of Robinson Silverman. Mr. Rosen is also a director of Barnes & Noble, Inc. (“Barnes & Noble”).

Edward A. Volkwein is a director and a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Volkwein is President and Chief Operating Officer of Hydro-Photon, Inc., a water purification technology company. Prior to joining Hydro-Photon, Mr. Volkwein had a broad marketing career beginning in brand management for General Foods and Chesebrough-Ponds, Inc. He served as Senior Vice President Global Advertising and Promotion for Philips Consumer Electronics and as Senior Vice President Marketing for Sega of America, where he was instrumental in developing Sega into a major video game brand. Mr. Volkwein has also held senior executive positions with Funk & Wagnalls and Prince Manufacturing.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE. PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR EACH NOMINEE NAMED ABOVE UNLESS A VOTE AGAINST A NOMINEE OR AN ABSTENTION IS SPECIFICALLY INDICATED.

Other Directors whose Terms of Office Continue after the Meeting

R. Richard Fontaine has been our Chairman of the Board and Chief Executive Officer since Historical GameStop’s initial public offering in February 2002. Mr. Fontaine is also a member of the Executive Committee. Mr. Fontaine has served as the Chief Executive Officer of our predecessor companies since November 1996. He has been an executive officer or director in the video game industry since 1988.

Jerome L. Davis is a director and a member of the Compensation Committee. Mr. Davis has served as a director since October 2005. Mr. Davis has served as Global Vice President, Service Excellence for Electronic Data Systems, a business and technology services company, since July 2003. From May 2001 to July 2003, he served in various capacities at Electronic Data Systems, including Chief Client Executive Officer and President, Americas for Business Process Management. Prior to joining Electronic Data Systems, Mr. Davis served as President and Executive Officer of the Commercial Solutions Division of Maytag Corporation, a home and commercial appliance company, from October 1999 until May 2001. Mr. Davis served as Senior Vice President and Officer of Sales for Maytag Appliances Division from March 1998 to September 1999. From March 1992 to February 1998, Mr. Davis was Vice President of National Accounts and Area Vice President for Frito Lay. Mr. Davis also held senior executive positions in Sales and Marketing with Procter & Gamble from 1977 to 1992. Mr. Davis is currently a director and Chair of the Finance Committee and a member of the Compensation and Nominating and Corporate Governance Committee of Apogee Enterprises, Inc., where he has been a director since 2004.

James J. Kim is a director. Mr. Kim has served as a director since the mergers in October 2005. Prior to the mergers, Mr. Kim served as EB’s Chairman and as a director since March 1998. Mr. Kim founded The Electronics Boutique, Inc., the predecessor to EB, in 1977 and served as its Chairman since its inception. Mr. Kim also serves as the Chairman of Amkor Technology, Inc., a semiconductor assembly, test, packaging and technology firm.

Leonard Riggio is a director and Chair of the Executive Committee. Mr. Riggio was the Chairman of the Board of Historical GameStop or its predecessor companies from November 1996 until Historical GameStop’s initial public offering in February 2002. He has served as an executive officer or director in the video game industry since

1987. Mr. Riggio has been Chairman of the Board and a principal stockholder of Barnes & Noble since its inception in 1986 and served as Chief Executive Officer from its inception in 1986 until February 2002. Since 1965, Mr. Riggio has been Chairman of the Board, Chief Executive Officer and the principal stockholder of Barnes & Noble College Booksellers, Inc., one of the largest operators of college bookstores in the country. Since 1985, Mr. Riggio has been Chairman of the Board and a principal beneficial owner of MBS Textbook Exchange, Inc., one of the nation’s largest wholesalers of college textbooks.

Stephanie M. Shern is a director and Chair of the Audit Committee. Mrs. Shern formed Shern Associates LLC in February 2002 to provide business advisory and board services, primarily to publicly-held companies. From May 2001 until February 2002, Mrs. Shern served as Senior Vice President and Global Managing Director of Retail and Consumer Products for Kurt Salmon Associates. From 1995 until April 2001, Mrs. Shern was the Vice Chair and Global Director of Retail and Consumer Products for Ernst & Young LLP and a member of Ernst & Young’s Management Committee. Mrs. Shern is currently a director and Chair of the Audit Committee of The Scotts/Miracle Gro Company, a director, Chair of the Audit Committee and member of the Compensation Committee of Embarq Corporation, and a director and member of the Audit and Remuneration Committees of Royal Ahold.

Stanley (Mickey) Steinberg is a director. Mr. Steinberg has served as a director since the mergers in October 2005. Prior to the mergers, Mr. Steinberg served as a director of EB since September 1998. Mr. Steinberg currently serves as a Senior Advisor to the mergers and acquisitions firm of Navigant Capital Advisors, LLC. From August 1994 to June 1998, Mr. Steinberg served as Chairman of Sony Retail Entertainment. From 1989 to 1994, Mr. Steinberg served as Executive Vice President and Chief Operating Officer of Walt Disney Imagineering. Mr. Steinberg serves on the Board of Directors of Reckson Associates Realty Corp. and of two privately held companies — AMC, Inc., the owner and manager of the AmericasMart Atlanta trade show center, and ECI Group, an apartment developer, construction and management company.

Gerald R. Szczepanski is a director and Chair of the Compensation Committee and a member of the Audit Committee and the Nominating and Corporate Governance Committee. Mr. Szczepanski is currently retired. Mr. Szczepanski was the co-founder, and, from 1994 to 2005, the Chairman and Chief Executive Officer of Gadzooks, Inc., a publicly traded, specialty retailer of casual clothing and accessories for teenagers. On February 3, 2004, Gadzooks, Inc. filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (Case No. 04-31486-11).

Lawrence S. Zilavy is a director. Mr. Zilavy has served as a director since October 2005. Mr. Zilavy retired as Executive Vice President, Corporate Finance and Strategic Planning for Barnes & Noble in November 2004 and had served in that position since May 2003. Mr. Zilavy was Chief Financial Officer of Barnes & Noble from June 2002 through April 2003. Prior to that, he was Executive Vice President of IBJ Whitehall Bank and Trust Company, where he worked since 1992. Mr. Zilavy is currently a director and member of the Audit Committee of The Hain Celestial Group, Inc., a publicly traded natural and organic food and personal care products company, a director of Community Resource Exchange (a non-profit organization) and a trustee of St. Francis College in New York City.

Meetings and Committees of the Board

The board of directors met eleven times during the fiscal year ended January 28, 2006 (“fiscal 2005”). All directors who were directors for the full fiscal year attended at least 75% of all of the meetings of the board of directors and the committees thereof on which they served during fiscal 2005. The presiding director for each non-management executive session is Ms. Shern, Chair of the Company’s Audit Committee.

The board of directors has four standing committees: an Audit Committee, a Compensation Committee, an Executive Committee and a Nominating and Corporate Governance Committee.

Audit Committee.  The Audit Committee has the principal function of, among other things, reviewing the adequacy of the Company’s internal system of accounting controls, the appointment, compensation, retention and oversight of the independent certified public accountants, conferring with the independent public accounting firm concerning the scope of their examination of the books and records of the Company, reviewing and approving related party transactions and considering other appropriate matters regarding the financial affairs of the Company. In addition, the Audit Committee has established procedures for the receipt, retention and treatment of confidential and anonymous complaints regarding the Company’s accounting, internal accounting controls and auditing matters. The board of directors has adopted a written charter setting out the functions of the Audit Committee, a copy of which is available on the Company’s website at www.gamestop.com and is available in print to any stockholder who requests it, in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. As required by the charter, the Audit Committee will continue to review and reassess the adequacy of the charter annually and recommend any changes to the board of directors for approval. The current members of the Audit Committee are Stephanie M. Shern (Chair), Edward A. Volkwein and Gerald R. Szczepanski, all of whom are “independent” directors under the listing standards of the New York Stock Exchange (“NYSE”). In addition to meeting the independence standards of the NYSE, each member of the Audit Committee is financially literate and meets the independence standards established by the Securities and Exchange Commission (the “SEC”). The board of directors has also determined that Mrs. Shern has the requisite attributes of an “audit committee financial expert” as defined by regulations promulgated by the SEC and that such attributes were acquired through relevant education and/or experience. The board of directors further determined that Ms. Shern’s simultaneous service on the audit committees of three other listed companies does not impair the ability of Ms. Shern to effectively serve on the Company’s Audit Committee. The Audit Committee met nine times during fiscal 2005.

Compensation Committee.  The principal function of the Compensation Committee is to, among other things, make recommendations to the board of directors with respect to matters regarding the approval of employment agreements, management and consultant hiring and executive compensation. The Compensation Committee is also responsible for administering our Amended and Restated 2001 Incentive Plan, as amended, and our Supplemental Compensation Plan (the “Supplemental Compensation Plan”). The current members of the Compensation Committee are Gerald R. Szczepanski (Chair), Jerome L. Davis and Edward A. Volkwein, all of whom meet the independence standards of the NYSE. The board of directors has adopted a written charter setting out the functions of the Compensation Committee, a copy of which is available on the Company’s website at www.gamestop.com and is available in print to any stockholder who requests it, in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. The Compensation Committee met twice during fiscal 2005.

Executive Committee.  The Executive Committee was formed in October 2005. The principal function of the Executive Committee is to, among other things, review issues, including strategic planning and other matters, which are appropriate for deliberation and decision by the board of directors, and make recommendations with respect thereto. The current members of the Executive Committee are Leonard Riggio (Chair), R. Richard Fontaine and Michael N. Rosen.

Nominating and Corporate Governance Committee.  The principal function of the Nominating and Corporate Governance Committee is to review and recommend to the board candidates for service on the board and its committees, including the renewal of existing directors, and to recommend to the board the corporate governance guidelines applicable to the Company. The current members of the Nominating and Corporate Governance Committee are Gerald R. Szczepanski and Edward A. Volkwein, both of whom meet the independence standards of the NYSE. Our board of directors has adopted a written charter setting out the functions of the Nominating and Corporate Governance Committee, a copy of which can be found on our website at www.gamestop.com and is available in print to any stockholder who requests it, in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. The Nominating and Corporate Governance Committee met twice during fiscal 2005.

Minimum Qualifications

The Nominating and Corporate Governance Committee does not set specific minimum qualifications for directors except to the extent required to meet applicable legal, regulatory and stock exchange requirements, including, but not limited to, the independence requirements of the NYSE and the SEC, as applicable. Nominees for director will be selected on the basis of outstanding achievement in their personal careers; board experience; wisdom; integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to board of directors’ duties. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Nominating and Corporate Governance Committee believes that each director should have a basic understanding of (i) the principal operational and financial objectives and plans and strategies of the Company, (ii) the results of operations and financial condition of the Company and of any of its significant subsidiaries or business segments, and (iii) the relative standing of the Company and its business segments in relation to their competitors.

Nominating Process

Consideration of new board of director’s nominee candidates, if any, typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. The Nominating and Corporate Governance Committee is willing to consider candidates submitted by a variety of sources (including incumbent directors, stockholders (in accordance with the process described below), Company management and third party search firms) when reviewing candidates to fill vacancies and/or expand the board of directors. When nominating a sitting director for re-election at an annual meeting, the Nominating and Corporate Governance Committee will consider the director’s performance on the board of directors and the director’s qualifications in respect of the foregoing.

Consideration of Stockholder-Nominated Directors

The Nominating and Corporate Governance Committee will consider potential nominees submitted by stockholders if a vacancy arises or if the board of directors decides to expand its membership, and at such other times as the board of directors deems necessary or appropriate. The Company’s Bylaws provide that, in order for a stockholder to nominate a person for election to the board of directors at an annual meeting of stockholders, such stockholder must give written notice to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051, not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder must be given not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such notice must contain the proposing stockholder’s record name and address, and the class and number of shares of the Company which are beneficially owned by such stockholder. Such notice must also contain all information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person’s written consent to being a nominee and to serving as a director if elected.

Corporate Governance

Code of Business Conduct and Ethics

The board of directors has adopted a Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics is available on the Company’s website at www.gamestop.com and is available in print to any stockholder who requests it in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051.

Code of Ethics for Senior Financial Officers

The Company has adopted a Code of Ethics that is applicable to the Chairman of the Board and Chief Executive Officer, Vice Chairman and Chief Operating Officer, President, Chief Financial Officer, Chief Accounting Officer and any Executive Vice President of the Company. This Code of Ethics is available on the Company’s website at www.gamestop.com and is available in print to any stockholder who requests it in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. In accordance with SEC rules, the Company intends to disclose any amendment (other than any technical, administrative, or other non-substantive amendment) to, or any waiver from, a provision of the Code of Ethics on the Company’s website at www.gamestop.com within five business days following such amendment or waiver.

Corporate Governance Guidelines

The board of directors has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines are available on the Company’s website at www.gamestop.com and are available in print to any stockholder who requests them in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Texas 76051.

Communications Between Stockholders and the Board of Directors

Stockholders and other interested persons seeking to communicate with the board of directors should submit any communications in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Company’s Secretary will forward such communication to the full board of directors or to any individual director or directors (including the presiding director of the executive sessions of the non-management directors or the non-management directors as a group) to whom the communication is directed.

Attendance at Annual Meetings

All members of the board of directors are expected to attend in person the Company’s annual meeting of stockholders and be available to address questions or concerns raised by stockholders. All of the Company’s directors attended the 2005 GameStop annual meeting of stockholders.

Compensation of Directors

Directors who are not employees of the Company receive compensation of $50,000 per annum and $1,000 per in-person board or committee meeting. In September 2005, each of the directors at that time who were not employees of our Company (Leonard Riggio, Michael N. Rosen, Stephanie M. Shern, Gerald R. Szczepanski and Edward A. Volkwein) were granted 10,000 restricted shares of our Class A Common Stock and were granted options to acquire 24,000 shares of our Class A Common Stock. Each grant of these restricted shares vests in equal increments over a two-year period. Each of these options were granted at an exercise price equal to the market price of the Class A Common Stock on the grant date ($35.88 per share) and each option vests in equal increments over a three-year period and expires ten years from the grant date. In February 2006, each of the directors at that time who were not employees of our Company (Jerome L. Davis, James J. Kim, Leonard Riggio, Michael N. Rosen, Stephanie M. Shern, Stanley Steinberg, Gerald R. Szczepanski, Edward A. Volkwein and Lawrence S. Zilavy) were granted 9,600 restricted shares of our Class A Common Stock. Each grant of these restricted shares vests in equal increments over a three-year period. In addition, we reimburse our directors for expenses in connection with attendance at board and committee meetings. Other than with respect to reimbursement of expenses, directors who are our employees do not receive additional compensation for their services as directors.

Executive Officers

The following table sets forth the names and ages of our executive officers and the positions they hold:

Name	Age	Position

R. Richard Fontaine	64	Chairman of the Board and Chief Executive Officer
Daniel A. DeMatteo	58	Vice Chairman and Chief Operating Officer
Steven R. Morgan	54	President
David W. Carlson	43	Executive Vice President and Chief Financial Officer
Ronald Freeman	58	Executive Vice President of Distribution
Robert A. Lloyd	44	Senior Vice President and Chief Accounting Officer

Information with respect to executive officers of the Company who also are directors is set forth in “Information Concerning the Directors and Nominees” above.

Steven R. Morgan has been our President since December 2005. Mr. Morgan joined the Company upon completion of the mergers in October 2005 in his position as EB’s President of Stores — North America and President of Electronics Boutique Canada Inc. He had served in that capacity since April 2002. From June 2001 to April 2002, Mr. Morgan served as EB’s Senior Vice President of Stores and Canadian Operations. Mr. Morgan joined EB in January 2001 as Senior Vice President of Stores. Prior to January 2001, Mr. Morgan held various positions within the Federated and May Department Stores organizations.

David W. Carlson has been Executive Vice President and Chief Financial Officer of GameStop or our predecessor companies since November 1996. From 1989 to November 1996, Mr. Carlson held various positions with Barnes & Noble, including Director of Finance, Director of Accounting and Manager of Financial Reporting. Prior to 1989, Mr. Carlson held various positions with the public accounting firm of KPMG Peat Marwick.

Ronald Freeman has been our Executive Vice President of Distribution since January 2004. From March 2000 to January 2004, Mr. Freeman was our Vice President of Distribution and Logistics. Mr. Freeman was Vice President of Distribution/Configuration for CompUSA from July 1997 until March 2000. Mr. Freeman was Vice President of Distribution and Logistics of Babbage’s, a predecessor company of ours, from November 1996 until July 1997.

Robert A. Lloyd has been our Senior Vice President and Chief Accounting Officer since October 2005. Prior to that, Mr. Lloyd was the Vice President — Finance of GameStop or its predecessor companies from October 2000 and was the Controller of GameStop’s predecessor companies from December 1996 to October 2000. From 1988 to December 1996, Mr. Lloyd held various financial management positions as Controller or Chief Financial Officer, primarily in the telecommunications industry. Prior to May 1988, Mr. Lloyd held various positions with the public accounting firm of Ernst & Young. Mr. Lloyd is a Certified Public Accountant.

Our executive officers are elected by our board of directors on an annual basis and serve until the next annual meeting of our board of directors or until their successors have been duly elected and qualified.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth the number of shares of our Class A Common Stock and our Class B Common Stock and exercisable options to purchase such stock beneficially owned on May 1, 2006 by each director and each of the executive officers named in the Summary Compensation Table, each holder of 5% or more of our Class A Common Stock or our Class B Common Stock and all of our directors and executive officers as a group. Except as otherwise noted, the individual director or executive officer or his or her family members had sole voting and investment power with respect to the identified securities. The total number of shares of our Class A Common Stock and Class B Common Stock outstanding as of May 1, 2006 was 45,044,738 and 29,901,662, respectively.

	Shares Beneficially Owned
	Class A Common			Class B Common			% of
	Stock(1)			Stock(1)			Total
Name	Shares		%	Shares		%	Vote(2)

FMR Corp.,	5,750,042	(3)	12.8	3,459,955	(3)	11.6	11.7
82 Devonshire Street,
Boston MA 02109
Wellington Management Company, LLP,	2,870,821	(3)	6.4	1,051,130	(3)	3.5	3.9
75 State Street,
Boston, MA 02109
Citadel Limited Partnership,	2,311,128	(3)	5.1	—		—	*
131 South Dearborn Street,
Chicago, IL 60603
Karsch Capital Management, LP,	—		—	1,553,448	(3)	5.2	4.5
110 East 59th Street, 22nd Floor,
New York, NY 10022
Kornitzer Capital Management Inc.,	—		—	1,522,660	(3)	5.1	4.4
5420 West 61st Place,
Shawnee Mission, KS 66205
R. Richard Fontaine	927,100	(4)	2.0	—		—	*
Daniel A. DeMatteo	927,000	(4)	2.0	—		—	*
Steven R. Morgan	—		—	—		—	—
David W. Carlson	681,000	(5)	1.5	—		—	*
Ronald Freeman	21,000	(6)	*	—		—	*
Michael N. Rosen	48,600	(7)	*	4,248	(8)	*	*
Jerome L. Davis	10,245	(9)	*	—		—	*
James J. Kim	4,125,550	(10)	9.2	—		—	1.2
Leonard Riggio	3,019,600	(11)	6.3	5,154,461	(12)	17.2	15.7
Stephanie M. Shern	49,600	(7)	*	—		—	*
Stanley (Mickey) Steinberg	9,600	(9)	*	—		—	*
Gerald R. Szczepanski	60,600	(7)	*	—		—	*
Edward A. Volkwein	27,600	(13)	*	—		—	*
Lawrence S. Zilavy	9,600	(9)	*	—		—	*
All directors and executive officers as a group (15 persons)	10,008,095	(14)	19.7	5,158,709		17.3	17.6

*	Less than 1.0%

(1)	Shares of Common Stock that an individual or group has a right to acquire within 60 days after May 1, 2006 pursuant to the exercise of options, warrants or other rights are deemed to be outstanding for the purpose of computing the beneficial ownership of shares and percentage of such individual or group, but are not deemed to be outstanding for the purpose of computing the beneficial ownership of shares and percentage of any other person or group shown in the table.

(2)	After giving effect to the one vote per share of the Class A Common Stock and the ten votes per share of the Class B Common Stock.

(3)	Information compiled from Schedule 13G and Schedule 13F filings.

(4)	Of these shares, 867,000 are issuable upon exercise of stock options and 60,000 are restricted shares.

(5)	Of these shares, 651,000 are issuable upon exercise of stock options and 30,000 are restricted shares.

(6)	Of these shares, 21,000 are restricted shares.

(7)	Of these shares, 29,000 are issuable upon exercise of stock options and 19,600 are restricted shares.

(8)	These shares are owned by Mr. Rosen’s wife.

(9)	Of these shares, 9,600 are restricted shares.

(10)	Of these shares, 9,600 are restricted shares and the remaining shares are owned by EB Nevada Inc., which is a wholly-owned subsidiary of The Electronics Boutique, Inc., all of the outstanding capital stock of which is owned by James J. Kim, Agnes C. Kim, the David D. Kim Trust of December 31, 1987, the John T. Kim Trust of December 31, 1987 and the Susan Y. Kim Trust of December 31, 1987. David D. Kim is the trustee of the David D. Kim Trust, Susan Y. Kim is the trustee of the Susan Y. Kim Trust, and John T. Kim is the trustee of the John T. Kim Trust (the trustees of each trust may be deemed to be the beneficial owners of the shares held by such trust). In addition, the trust agreement for each of these trusts encourages the trustees of the trusts to vote the shares of Common Stock held by them, in their discretion, in concert with James J. Kim’s family. Accordingly, the trusts, together with their respective trustees and James J. and Agnes C. Kim, may be considered a “group” under Section 13(d) of the Exchange Act. This group may be deemed to have beneficial ownership of the shares owned by EB Nevada Inc.

(11)	Of these shares, 3,000,000 are issuable upon exercise of stock options and 19,600 are restricted shares.

(12)	Of these shares, Mr. Riggio is the direct beneficial owner of 3,472,602 shares of Class B Common Stock. Mr. Riggio is the indirect beneficial owner of 1,126,913 shares of Class B Common Stock owned by Barnes & Noble College Booksellers, Inc., a New York corporation, of which Mr. Riggio owns all of the currently outstanding voting securities. As co-trustee of The Riggio Foundation, a charitable trust, Mr. Riggio is the indirect beneficial owner of 554,946 shares of Class B Common Stock owned by The Riggio Foundation. Excluded from these shares are 302,712 shares of Class B Common Stock held in a rabbi trust established by Barnes & Noble for the benefit of Mr. Riggio pursuant to a deferred compensation arrangement, but over which Mr. Riggio has no voting power.

(13)	Of these shares, 7,000 are issuable upon exercise of stock options and 19,600 are restricted shares. Of the remaining 1,000 shares, 500 shares are owned by Mr. Volkwein’s wife, and 250 shares each are owned by Mr. Volkwein’s two children.

(14)	Of these shares, 5,570,000 are issuable upon exercise of stock options and 307,400 are restricted shares.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Gerald R. Szczepanski (Chair), Jerome L. Davis and Edward A. Volkwein, none of whom has ever been an employee of the Company. No member of the committee had a relationship requiring disclosure in this Proxy Statement under Item 404 of SEC Regulation S-K.

Executive Compensation

The following table (the “Summary Compensation Table”) sets forth the compensation earned during the years indicated by our chief executive officer and our four other most highly compensated executive officers.

				Long-Term
				Compensation
				Awards
						Securities
						Underlying
				Restricted		GameStop
	Fiscal	Annual Compensation(1)		Stock		Options		All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)		(Shs.)		Compensation ($)(2)

R. Richard Fontaine	2005	$643,846	$1,110,000	$2,428,800	(5)	—		$11,919
Chairman of the Board and	2004	566,153	598,500	—		150,000	(7)	13,031
Chief Executive Officer	2003	518,462	650,000	—		141,000	(8)	10,600
Daniel A. DeMatteo	2005	530,000	949,000	2,428,800	(5)	—		10,156
Vice Chairman and Chief	2004	466,646	493,500	—		150,000	(7)	9,065
Operating Officer	2003	425,138	533,000	—		141,000	(8)	7,126
Steven R. Morgan(3)	2005	112,922	445,850	—		120,000	(6)	6,746 (9)
President	2004	—	—	—		—		—
	2003	—	—	—		—		—
David W. Carlson	2005	288,846	303,000	1,214,400	(5)	—		8,714
Executive Vice President and	2004	273,077	144,375	—		75,000	(7)	9,539
Chief Financial Officer	2003	248,077	175,000	—		75,000	(8)	8,173
Ronald Freeman(4)	2005	258,123	169,400	850,080	(5)	—		9,465
Executive Vice President	2004	249,039	93,750	—		66,000	(7)	8,973
of Distribution	2003	198,077	80,000	—		66,000	(8)	7,491

(1)	None of the perquisites or other benefits paid to each named executive officer exceeded the lesser of $50,000 or 10% of the total annual salary and bonus received by each named executive officer.

(2)	Consists of contributions under our 401(k) plan and payments for life and disability insurance coverage.

(3)	Mr. Morgan was appointed as President in December 2005. Mr. Morgan joined the Company upon completion of the mergers in October 2005 in his position as EB’s President of Stores — North America and President of Electronics Boutique Canada Inc. The amounts presented above for periods prior to December 2005 reflect compensation while he served in that capacity after the date of the mergers. Of the bonus, $118,755 was a retention bonus for remaining in his position with EB up to and following completion of the mergers.

(4)	Mr. Freeman was appointed as Executive Vice President in January 2004. The amounts presented above for periods prior to 2004 reflect compensation while he served as the Company’s Vice President of Distribution and Logistics.

(5)	Reflects restricted shares of Class A Common Stock granted on February 10, 2006, based on performance for the fiscal year ended January 28, 2006. These shares vest ratably over a three-year period commencing one year after the grant date. The values in the table for our Class A Common Stock have been calculated based on the $40.48 per share closing price of our Class A Common Stock on February 10, 2006, the grant date. The number of restricted shares awarded to Messrs. Fontaine, DeMatteo, Carlson and Freeman were 60,000, 60,000, 30,000 and 21,000, respectively.

(6)	Reflects options granted on February 10, 2006, based on performance for the fiscal year ended January 28, 2006.

(7)	Reflects options granted on March 11, 2005, based on performance for the fiscal year ended January 29, 2005 (“fiscal 2004”).

(8)	Reflects options granted on March 2, 2004, based on performance for the fiscal year ended January 31, 2004.

(9)	Includes payments for a vehicle leased for Mr. Morgan’s use.

Grants of Stock Options in Last Fiscal Year

The following table shows all grants of options to acquire shares of our Class A Common Stock granted to the executive officers named in the Summary Compensation Table for the year ended January 28, 2006. The options for executive officers to acquire shares of our Class A Common Stock were granted on February 10, 2006, based on performance for the year ended January 28, 2006. The potential realizable value is calculated based on the term of the option at its date of grant. It is calculated assuming that the fair market value of our Class A Common Stock on the date of grant appreciates at the indicated annual rates compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock. These numbers are calculated based on the requirements of the SEC and do not reflect our estimate of future stock price growth.

Option/SAR Grants in Last Fiscal Year
Individual Grants
% of
	Number of	Total				Potential Realizable Value
	Securities	Options	Exercise	Market		at Assumed Annual Rates of
	Underlying	Granted	or Base	Price on		Stock Price Appreciation
	Options	in Fiscal	Price	Date of	Expiration	for Option Term
	Granted	Year	($/Shs.)	Grant	Date	5% ($)	10% ($)

R. Richard Fontaine
GameStop Class A Common
Stock	—	—	—	—	—	—	—
Daniel A. DeMatteo
GameStop Class A Common
Stock	—	—	—	—	—	—	—
Steven R. Morgan
GameStop Class A Common
Stock	120,000	7.4%	$41.37	$41.37	2/9/16	$3,122,084	$7,911,975
David W. Carlson
GameStop Class A Common
Stock	—	—	—	—	—	—	—
Ronald Freeman
GameStop Class A Common
Stock	—	—	—	—	—	—	—

Fiscal Year End Option Value

The following table provides information for the executive officers named in the Summary Compensation Table regarding exercises of options to purchase shares of our Class A Common Stock during the year ended January 28, 2006 and our options held as of January 28, 2006 by those executive officers. The values realized upon exercise in the table have been calculated using the stock price at the time of exercise. The year-end values in the table for our Class A Common Stock have been calculated based on the $39.14 per share closing price of our Class A Common Stock on January 27, 2006 (the last trading date of the fiscal year), less the applicable exercise price.

		Aggregated Option/SAR Exercises
		in Last Fiscal Year and
		Fiscal Year End Option/SAR Values
			Number of Securities
			Underlying		Value of Unexercised
			Unexercised		In-the-Money
	Shares		Options at		Options at
	Acquired	Value	Fiscal Year End		Fiscal Year End
	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
			(Shs.)		($)

R. Richard Fontaine
GameStop Class A
Common Stock	212,500	$7,427,000	749,000	265,000	$16,067,000	$5,341,000
Daniel A. DeMatteo
GameStop Class A
Common Stock	212,500	7,131,500	749,000	265,000	16,067,000	5,341,000
Steven R. Morgan
GameStop Class A
Common Stock	—	—	—	—	—	—
David W. Carlson
GameStop Class A
Common Stock	20,000	685,000	586,000	140,000	15,165,000	2,855,000
Ronald Freeman
GameStop Class A
Common Stock	76,000	563,500	—	113,000	—	2,234,000

Employment Agreements

GameStop has entered into employment agreements with R. Richard Fontaine, Daniel A. DeMatteo, Steven R. Morgan and David W. Carlson. The terms of the employment agreements for Mr. Fontaine and Mr. DeMatteo commenced on April 11, 2005 and continue for a period of three years thereafter, with automatic annual renewals thereafter unless either party gives notice of non-renewal at least six months prior to automatic renewal. The term of the employment agreement for Mr. Morgan commenced on December 9, 2005 and continues through February 12, 2008, with automatic annual renewals thereafter unless either party gives notice of non-renewal at least six months prior to automatic renewal. The term of the employment agreement for Mr. Carlson commenced on April 3, 2006 and continues for a period of two years thereafter, with automatic annual renewals thereafter unless either party gives notice of non-renewal at least six months prior to automatic renewal.

Mr. Fontaine’s minimum annual salary during the term of his employment under the employment agreement shall be no less than $650,000. Mr. DeMatteo’s minimum annual salary during the term of his employment under the employment agreement shall be no less than $535,000. The board of directors has set Mr. Fontaine’s and Mr. DeMatteo’s salaries for the fiscal year ending February 3, 2007 at $1,000,000 and $800,000, respectively. Mr. Morgan’s minimum annual salary during the term of his employment under the employment agreement shall be no less than $450,000. Mr. Carlson’s minimum annual salary during the term of his employment under the employment agreement shall be no less than $350,000. Annual bonus compensation will be based on the formula and targets established under and in accordance with GameStop’s Supplemental Compensation Plan.

Each executive shall be entitled to all benefits afforded to key management personnel or as determined by the board of directors of GameStop, including, but not limited to, stock and stock option benefits, insurance programs, pension plans, vacation, sick leave, expense accounts and retirement benefits.

Each executive’s employment may be terminated upon death, disability, by GameStop with or without cause or by the executive within twelve months of a good reason event. A good reason event is defined as a change of control, a reduction in compensation or a material reduction in benefits or responsibilities, or a relocation of at least 50 miles. Among other things, the employment agreement includes a severance arrangement if the executive is terminated by GameStop without cause or by the executive for good reason which provides each executive with his base salary through the term of the agreement, plus the average of the last three annual bonuses, with a one year minimum, plus the continuation of medical benefits for 18 months and the release of all stock option restrictions.

Each executive is also restricted from competing with GameStop for the later of the expiration of the term of the agreement or one year after termination of employment, unless the contract is terminated by GameStop without cause or the executive for good reason.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Company’s executive officer compensation program is administered by the Compensation Committee of the board of directors, as discussed below. The program is based upon the following guiding principles:

1. The pay and benefits provided by the Company to its executive officers should be competitive and allow the Company to attract and retain individuals whose skills are critical to the long-term success of the Company.

2. The compensation offered by the Company should reward and motivate individual and team performance in attaining business objectives and maximizing stockholder value.

3. Compensation awards should be based on the fundamental principle of aligning the long-term interests of GameStop’s employees with those of GameStop’s stockholders.

The Compensation Committee reviews the Company’s executive compensation program each year. This review includes a comparison of the Company’s executive compensation, corporate performance, stock appreciation and total return to stockholders with that of other companies, including other retailers.

The key elements of the Company’s executive compensation package consist of base salary, annual bonus and stock options or restricted stock. The Company’s policies with respect to each of these elements are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee also considers and reviews the full compensation package afforded by the Company to its executive officers, including insurance and other benefits. The Compensation Committee makes its determinations after receiving and considering the recommendations of the Company’s chief executive officer.

Base Salaries.  An executive officer’s base salary is determined by evaluating the responsibilities of the position held, the individual’s experience and the competitive marketplace for executive talent. The base salary is intended to be competitive with base salaries paid to executive officers with comparable qualifications, experience and responsibilities at other companies.

Annual Bonuses.  In addition to a base salary, each executive officer is eligible for an annual cash bonus. Bonuses for executive officers of the Company are based upon the criteria used in, and are calculated in accordance with, the Supplemental Compensation Plan.

The Supplemental Compensation Plan provides that participating executive officers are entitled to a cash bonus in an amount equal to a percentage of their base salary which shall be pre-determined for each participating executive officer by the Compensation Committee for each fiscal year. The purpose of the Supplemental Compensation Plan is to permit the Company, through awards of annual incentive compensation that satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to attract and retain management who, because of the extent of their responsibilities, can and do make significant contributions to the success of the Company by their ability, industry, loyalty and exceptional service. The bonus amount is calculated after each fiscal year in accordance with a sliding scale formula based on the extent to which a pre-established performance target is attained. In general, not later than 90 days after the commencement of each fiscal year of the Company (and before 25% of the relevant period of service has elapsed), the Compensation Committee establishes in writing a performance target for each participating executive officer (the “Target”), the attainment of which is substantially uncertain. Targets are subject to adjustment for recapitalizations, dividends, stock splits and reverse splits, reorganizations, issuances of additional shares, redemptions of shares, option or warrant exercises, reclassifications, significant acquisitions and divestitures and other extraordinary events.

Each participating executive officer is entitled to receive a cash bonus in the amount of their pre-determined percentage of Base Salary (the “Target Bonus”) as follows:

Then the Percentage of the
If the Fiscal Year Results were:	Target Bonus Received is:

Less than 85% of Target	None
85% or more but less than 90% of Target	50%
90% or more but less than 100% of Target	75%
100% or more but less than 110% of Target	100%
110% or more but less than 125% of Target	110%
125% or more of Target	125%

Notwithstanding the foregoing, under the current Supplemental Compensation Plan, in no event will the maximum cash bonus payable to any participating executive officer under the Supplemental Compensation Plan exceed $1,500,000 with respect to any fiscal year. The Compensation Committee and the board of directors determined that it is in the best interests of the Company to increase this maximum amount to $2,500,000 and have recommended that increase to the Company’s stockholders. See Proposal 2 below.

No bonuses are paid until the Compensation Committee certifies the extent to which the Target has been attained. R. Richard Fontaine, Daniel A. DeMatteo, Steven R. Morgan and David W. Carlson are the senior executive officers of the Company currently participating in the Supplemental Compensation Plan.

Stock Options and Restricted Stock.  The general purpose of long-term awards, currently in the form of stock options or restricted stock, is to align the interests of the executive officers with the interests of the Company’s stockholders. Additionally, long-term awards offer executive officers an incentive for the achievement of superior performance over time and foster the retention of key management personnel. In determining annual stock option or restricted stock grants, the Compensation Committee bases its decision on the individual’s performance and potential to improve stockholder value. The issuance of options at 100 percent of the fair market value also assures that executives will receive a benefit only when the stock price increases.

Compensation of Chief Executive Officer.  R. Richard Fontaine’s compensation is determined pursuant to the principles noted above, including a bonus as determined by the criteria used in the Supplemental Compensation Plan. Specific consideration is given to Mr. Fontaine’s responsibilities and experience in the industry and the compensation package awarded to chief executive officers of other comparable companies.

Merger Bonuses.  In determining bonuses for the Company’s fiscal year ended January 28, 2006, the Compensation Committee considered the remarkable effort of the Company’s senior management in accomplishing the mergers and successfully integrating the operations of Historical GameStop and EB and awarded special bonuses as a result.

Impact of Section 162(m) of the Internal Revenue Code.  The Compensation Committee has considered the potential impact of Section 162(m) of the Code, adopted under the Revenue Reconciliation Act of 1993. This section disallows a tax deduction for any publicly held corporation, for individual compensation exceeding $1,000,000 in any taxable year paid to its chief executive officer or any of its four other highest paid officers unless (i) the compensation is payable solely on account of the attainment of performance goals, (ii) the performance goals are determined by a committee of two or more outside directors, (iii) the material terms under which compensation is to be paid are disclosed to and approved by stockholders and (iv) the determining committee certifies that the performance goals were met. Because it is in the best interests of the Company to qualify to the maximum extent possible the compensation of its executives for deductibility under applicable tax laws, the Company obtained stockholder approval in July 2003 for the Supplemental Compensation Plan, which provides for the payment of compensation in compliance with the above guidelines, and is seeking stockholder approval of the Amended and Restated Supplemental Compensation Plan in Proposal 2 below.

Compensation Committee

Gerald R. Szczepanski, Chair
Jerome L. Davis
Edward A. Volkwein

PERFORMANCE GRAPH — CLASS A COMMON STOCK

The following graph compares the cumulative total stockholder return on the Class A Common Stock for the period commencing February 12, 2002 (the date of our initial public offering) through January 27, 2006 (the last trading date of fiscal 2005) with the cumulative total return on the Standard & Poor’s 500 Stock Index (the “S&P 500”) and the Dow Jones Retailers, Other Specialty Industry Group Index (the “Dow Jones Specialty Retailers Index”) over the same period. Total return values were calculated based on cumulative total return assuming (i) the investment of $100 in the Class A Common Stock, the S&P 500 Index and the Dow Jones Specialty Retailers Index on February 12, 2002 and (ii) reinvestment of dividends.

Performance Graph

	2/12/2002	1/31/2003	1/30/2004	1/28/2005	1/27/2006
GME.A	100.00	47.22	92.22	104.44	217.44
S&P 500 Index	100.00	77.26	102.13	105.77	115.91
Dow Jones Specialty Retailers Index	100.00	61.88	98.96	106.40	123.40

PERFORMANCE GRAPH — CLASS B COMMON STOCK

The following graph compares the cumulative total stockholder return on the Class B Common Stock for the period commencing November 12, 2004 (the date of the distribution by Barnes & Noble of its holdings of the Company’s Class B Common Stock to Barnes & Noble’s stockholders) through January 27, 2006 (the last trading date of fiscal 2005) with the cumulative total return on the S&P 500 Index and the Dow Jones Specialty Retailers Index over the same period. Total return values were calculated based on cumulative total return assuming (i) the investment of $100 in the Class B Common Stock, the S&P 500 Index and the Dow Jones Specialty Retailers Index on November 12, 2004 and (ii) reinvestment of dividends.

Performance Graph

	11/12/2004	1/28/2005	1/27/2006
GME.B	100.00	78.13	150.83
S&P 500 Index	100.00	98.92	108.41
Dow Jones Specialty Retailers Index	100.00	96.30	111.69

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements With Barnes & Noble

In connection with the consummation of Historical GameStop’s initial public offering in February 2002, Historical GameStop entered into various agreements with Barnes & Noble relating to its relationship with Barnes & Noble following the completion of its initial public offering. The terms of these agreements remain binding on the Company following the mergers.

Separation Agreement

Historical GameStop entered into a “separation agreement” with Barnes & Noble, which governs our respective rights and duties with respect to Historical GameStop’s initial public offering and the distribution by Barnes & Noble to its stockholders of Barnes & Noble’s shares of GameStop Class B Common Stock (which is referred to as the “spin-off”), completed November 12, 2004. The separation agreement contains covenants designed to protect the intended tax-free nature of the spin-off.

Under the separation agreement, Historical GameStop agreed not to take certain actions without the approval of Barnes & Noble or the satisfaction of certain procedures. These actions include:

•	until two years after the spin-off, entering into or permitting any transaction or series of transactions which would result in a person or persons acquiring or having the right to acquire shares of Historical GameStop’s capital stock that would comprise 50% or more of either the value of all outstanding shares of the capital stock or the total combined voting power of the outstanding voting stock; and

•	until two years after the spin-off, liquidating, disposing of, or otherwise discontinuing the conduct of any portion of Historical GameStop’s active trade or business.

Historical GameStop generally agreed to indemnify Barnes & Noble and its affiliates against any and all tax-related losses incurred by Barnes & Noble in connection with any proposed tax assessment or tax controversy with respect to the spin-off to the extent caused by any breach by Historical GameStop of any of its representations, warranties or covenants made in the separation agreement.

Insurance Agreement

Historical GameStop entered into an “insurance agreement” with Barnes & Noble, pursuant to which we participated in Barnes & Noble’s worker’s compensation, property and general liability and directors’ and officers’ liability insurance programs. We reimbursed Barnes & Noble for our pro rata share of the cost of providing these insurance programs. In fiscal 2005, Barnes & Noble charged us approximately $1,726,000 for our insurance program.

The insurance agreement terminated in part on May 1, 2005 and in full on June 1, 2005, at which time Historical GameStop procured its own insurance. Although we now have our own insurance coverage, costs will likely continue to be incurred by Barnes & Noble on insurance claims which were incurred under its programs prior to June 2005 and any such costs applicable to insurance claims against us will be allocated to the Company.

Operating Agreement

Historical GameStop entered into an “operating agreement” with Barnes & Noble, pursuant to which we operate the existing video game departments in ten Barnes & Noble stores. We pay Barnes & Noble a licensing fee equal to 7.0% of the aggregate gross sales of each such department. In fiscal 2005, Barnes & Noble charged us approximately $857,000 in connection with our operation of such departments in Barnes & Noble stores.

The operating agreement will remain in force unless terminated:

•	by mutual agreement of us and Barnes & Noble;

•	automatically, in the event that we no longer operate any department within Barnes & Noble’s stores;

•	by us or Barnes & Noble, with respect to any department, upon not less than 30 days prior notice;

•	by Barnes & Noble because of an uncured default by us;

•	automatically, with respect to any department, if the applicable store lease in which we operate that department expires or is terminated prior to its expiration date; or

•	automatically, in the event of the bankruptcy or a change in control of either us or Barnes & Noble.

Tax Disaffiliation Agreement

Historical GameStop entered into a “tax disaffiliation agreement” with Barnes & Noble which governs the allocation of federal, state, local and foreign tax liabilities and contains agreements with respect to other tax matters arising prior to and after the date of Historical GameStop’s initial public offering. The tax disaffiliation agreement became effective at the time of the initial public offering and, among other things, sets forth the procedures for amending returns filed prior to the date of the initial public offering, tax audits and contests and record retention. In general, we are responsible for filing and paying our separate taxes for periods after the initial public offering and Barnes & Noble is responsible for filing and paying its separate taxes for periods after the initial public offering. In general, with respect to consolidated or combined returns that include Barnes & Noble and Historical GameStop prior to our initial public offering, Barnes & Noble is responsible for filing and paying the related tax liabilities and will retain any related tax refunds.

Under the tax disaffiliation agreement, without the prior written consent of Barnes & Noble, we may not amend any tax return for a period in which we were a member of Barnes & Noble’s consolidated tax group. Barnes & Noble has the sole right to represent the interests of its consolidated tax group, including us, in any tax audits, litigation or appeals that involve, directly or indirectly, periods prior to the time that we ceased to be a member of their consolidated tax group (the date of the offering), unless we are solely liable for the taxes at issue and any redetermination of taxes would not result in any additional tax liability or detriment to any member of Barnes & Noble’s consolidated tax group. In addition, we and Barnes & Noble have agreed to provide each other with the cooperation and information reasonably requested by the other in connection with the preparation or filing of any amendment to any tax return, the determination and payment of any amounts owed relating to periods prior to the date of the offering and in the conduct of any tax audits, litigation or appeals.

We and Barnes & Noble have agreed to indemnify each other for tax or other liabilities resulting from the failure to pay any taxes required to be paid under the tax disaffiliation agreement, tax or other liabilities resulting from negligence in supplying inaccurate or incomplete information or the failure to cooperate with the preparation of any tax return or the conduct of any tax audits, litigation or appeals. The tax disaffiliation agreement requires us to retain records, documents and other information necessary for the audit of tax returns relating to periods prior to the date we ceased to be a member of Barnes & Noble’s consolidated tax group and to provide reasonable access to Barnes & Noble with respect to such records, documents and information.

Other Transactions and Relationships

We paid the legal fees and expenses of one of our directors, Leonard Riggio, in connection with the mergers, including Mr. Riggio’s legal fees and expenses incurred in connection with the preparation and filing of Mr. Riggio’s notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (including the filing fee). These legal fees and expenses were approximately $150,000.

In July 2003, the Company purchased an airplane from a company controlled by a member of the board of directors. The purchase price was $9.5 million and was negotiated through an independent third party following an independent appraisal.

In October 2004, Historical GameStop’s Board of Directors authorized a repurchase of Class B Common Stock held by Barnes & Noble. Historical GameStop repurchased 6,107,000 shares of its Class B Common Stock at a price equal to $18.26 per share for aggregate consideration of $111.5 million. The repurchase price per share was determined by using a discount of 3.5% on the last reported trade of Historical GameStop’s Class A Common Stock on the NYSE prior to the time of the transaction. Historical GameStop paid $37.5 million in cash and issued a promissory note in the principal amount of $74.0 million, payable in installments over three years and bearing interest at 5.5% per annum, payable when principal installments are due. The Company made principal payments of $37.5 million and $12.2 million on the promissory note as scheduled in January 2005 and October 2005, respectively. Interest expense on the promissory note for the 52 weeks ended January 28, 2006 totaled $1.8 million.

In May 2005, we entered into an arrangement with Barnes & Noble under which www.gamestop.com is the exclusive specialty video game retailer listed on bn.com, Barnes & Noble’s e-commerce site. Under the terms of this agreement, the Company pays a fee to Barnes & Noble for sales of video game or PC entertainment products sold through bn.com. For the 52 weeks ended January 28, 2006, the fee to Barnes & Noble totaled $255,000.

On November 2, 2002, EB sold its BC Sports Collectibles business to SCAC for $2.2 million in cash and the assumption of lease related liabilities in excess of $13.0 million. The purchaser, SCAC, is owned by the family of James J. Kim, Chairman of EB at the time and currently one of the Company’s directors. The transaction was negotiated and approved by a committee of EB’s Board of Directors comprised solely of independent directors with the assistance of an investment banking firm engaged to solicit offers for the BC Sports Collectibles business. As EB remains contingently liable for the BC store leases, Mr. Kim has agreed to indemnify EB against any liabilities associated with these leases.

Michael N. Rosen, the Company’s Secretary and one of its directors, is a partner of Bryan Cave LLP, which is counsel to the Company.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of BDO Seidman, LLP (“BDO Seidman”) has been selected as the independent registered public accounting firm for the Company.

The independent accountants examine annual financial statements and provide other permissible non-audit and tax-related services for the Company. The Company and the Audit Committee have considered whether the non-audit services provided by BDO Seidman are compatible with maintaining the independence of BDO Seidman in its audit of the Company and are not considered prohibited services under the Sarbanes-Oxley Act of 2002.

Audit Fees.  In fiscal 2005, the professional services of BDO Seidman totaled $2,025,066 for the audit of the Company’s annual financial statements, for reviews of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q filed with the SEC, consultation concerning financial accounting and reporting standards and for the audit of the Company’s internal control over financial reporting. Included in the fees above were merger-related fees of $410,386 for the audit of the merger date opening balance sheet of EB, $156,910 in connection with the issuance of the Notes and $253,462 in connection with the filing of the joint proxy statement — prospectus on Form S-4 and other filings in connection with the mergers. In fiscal 2004, the professional services of BDO Seidman totaled $689,372 for the audit of the Company’s annual financial statements, for reviews of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q filed with the SEC, for the audit of the Company’s internal control over financial reporting and for consultation concerning financial accounting and reporting standards.

Audit-Related Fees.  In both fiscal 2005 and fiscal 2004, the Company paid BDO Seidman $9,000 for services in respect of employee benefit plan audits.

Tax Fees.  In fiscal 2005, the Company paid BDO Seidman $36,075 for tax-related services. In fiscal 2004, the Company paid BDO Seidman $355,285 for tax-related services. Tax-related services included professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees.  The Company did not pay BDO Seidman any other fees in fiscal 2005 or fiscal 2004.

Pre-approval Policies and Procedures.  The Audit Committee Charter adopted by the board of directors of the Company requires that, among other things, the Audit Committee pre-approve the rendering by the Company’s independent auditor of all audit and permissible non-audit services. Accordingly, as part of its policies and procedures, the Audit Committee considers and pre-approves any such audit and permissible non-audit services on a case-by-case basis. The Audit Committee approved the services provided by BDO Seidman referred to above.

AUDIT COMMITTEE REPORT ON THE FISCAL YEAR ENDED JANUARY 28, 2006

Management is responsible for the Company’s internal control and financial reporting process. The Company’s independent registered public accounting firm, BDO Seidman, reports to the Company’s Audit Committee, and is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the auditing standards generally accepted in the United States. BDO Seidman also reports on management’s assessment of internal control over financial reporting based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. BDO Seidman has full access to the Audit Committee and meets with the Audit Committee at each of the Audit Committee’s regularly scheduled meetings, generally with and without management being present, to discuss appropriate matters. BDO Seidman discussed its audit of the Company’s financial statements and its report on management’s assessment of internal control over financial reporting with management and the Audit Committee.

The Audit Committee recommended to the board of directors that the audited consolidated financial statements for the fiscal year ended January 28, 2006 be included in the Company’s Annual Report on Form 10-K for such fiscal year, based on the following:

•	its review of the Company’s audited consolidated financial statements;

•	its review of the unaudited interim financial statements prepared each quarter since the formation of the Audit Committee in September 2002;

•	its review of the Company’s disclosure committee practices in accordance with Sections 302 and 906 of the Sarbanes-Oxley Act of 2002;

•	its discussions with management regarding the audited consolidated financial statements;

•	its discussions with management regarding the critical accounting policies on which the financial statements are based, as well as its evaluation of alternative treatments;

•	its receipt of management representations that the Company’s financial statements were prepared in accordance with generally accepted accounting principles;

•	its discussions with outside legal counsel regarding contingent liabilities;

•	its receipt of written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1; and

•	its discussions with the independent auditors regarding their independence, the audited consolidated financial statements, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, and other matters.

The Audit Committee also recommended to the board of directors that the independent registered public accounting firm of BDO Seidman be appointed as the Company’s auditors for the fiscal year ending February 3, 2007.

Audit Committee

Stephanie M. Shern, Chair
Gerald R. Szczepanski
Edward A. Volkwein

APPROVAL OF THE AMENDED AND RESTATED GAMESTOP CORP.
SUPPLEMENTAL COMPENSATION PLAN

PROPOSAL 2

In connection with the mergers, the Company assumed the Supplemental Compensation Plan adopted by Historical GameStop and approved by the stockholders of Historical GameStop on July 3, 2003. The Compensation Committee and the board of directors have recommended that the Supplemental Compensation Plan be amended and restated to increase the maximum cash bonus payable to any participating executive officer with respect to any fiscal year from $1,500,000 to $2,500,000, to conform the provisions of the Supplemental Compensation Plan to new Section 409A of the Code and to make explicit that any amounts awarded under the Plan are subject to tax withholding. The board of directors desires to preserve the tax deduction for certain compensation payments by adopting the Amended and Restated GameStop Corp. Supplemental Compensation Plan (the “Plan”) in a manner which complies with the rules for performance-based compensation contained in Section 162(m) of the Code (hereafter “Section 162(m)”). Therefore, the board of directors has determined that it is in the best interests of the Company and its stockholders to have the Company’s stockholders approve the Plan. In the event that the Plan is not approved, the current Supplemental Compensation Plan will remain in effect.

Section 162(m) limits the annual tax deduction that can be claimed by a publicly held corporation for compensation paid to each of the corporation’s chief executive officer and the next four most highly compensated executive officers to $1 million per individual per year, unless certain criteria described below are met. Under Section 162(m) certain “performance-based” compensation is excluded in applying the $1 million limitation. Where the performance targets under a plan can be changed by the committee (which exists under the Plan), stockholders generally are required under Section 162(m) to re-approve the performance goals at least every five years. If the Company’s stockholders approve the Plan now, then re-approval of the Plan under that rule will not be required for another five years.

The board of directors has determined that it is important to maintain flexibility in order to attract and retain key management. As stated in the Compensation Committee Report on Executive Compensation, the primary purposes of annual incentive compensation are to attract and retain people with the skills critical to the long-term success of the Company. This allows the Company to succeed in an extremely competitive environment. Outstanding senior management can enhance stockholder value. The Plan is designed to reward senior management for the attainment of targeted objectives.

The following is a summary of the Plan. This summary is qualified in all respects by reference to the full text of the Plan included herein as Appendix A.

Description of Amended and Restated GameStop Corp. Supplemental Compensation Plan.  Subject to stockholder approval, the Plan was recently approved by the board of directors and is intended to comply with the requirements under Section 162(m). In general, compensation is performance-based under Section 162(m) if (i) the incentive compensation payments are made upon the attainment of a pre-established objective performance goal or goals established in writing by a committee comprised entirely of outside directors, (ii) the material terms under which the compensation is to be paid, including the performance goals, are disclosed to and approved by the stockholders of the Company, and (iii) before payment of the compensation is made, the committee composed entirely of outside directors certifies that the performance goals and any other material terms were satisfied. The Plan will be administered by the Compensation Committee, whose members are each outside directors for purposes of Section 162(m). The Plan applies to the Chief Executive Officer and the Chief Operating Officer of the Company and any other executive officer of the Company or its subsidiaries or affiliates upon being designated a participant on a yearly basis by the Compensation Committee.

The Plan provides that participating executive officers will be entitled to a cash bonus in an amount equal to a percentage of their base salary which shall be pre-determined for each participating executive officer by the Compensation Committee for each fiscal year. The bonus amount is calculated after each fiscal year in accordance with a sliding scale formula based on the extent to which a pre-established performance target is attained. In general, not later than 90 days after the commencement of each fiscal year of the Company (and before 25% of the relevant period of service has elapsed), the Compensation Committee will establish in writing a performance target for each participating executive officer (the “Target”), the attainment of which is substantially uncertain.

The Compensation Committee may establish performance targets based on one or more of the following performance measures (either individually or in any combination): net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and/or operational initiatives; appreciation in and/or maintenance of the price of the Class A Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices and/or similar companies; and/or reductions in costs.

Targets which are based in whole or part on per share amounts, such as earnings per share, shall be, and, at the discretion of the Compensation Committee, any other Targets may be, subject to adjustment for recapitalizations, dividends, stock splits and reverse splits, reorganizations, issuances of additional shares, redemptions of shares, option or warrant exercises, reclassifications, significant acquisitions and divestitures and other extraordinary events.

Each participating executive officer is entitled to receive a cash bonus in the amount of their pre-determined percentage of Base Salary (the “Target Bonus”) as follows:

Then the Percentage of the
If the Fiscal Year Results were:	Target Bonus Received is:

Less than 85% of Target	None
85% or more but less than 90% of Target	50%
90% or more but less than 100% of Target	75%
100% or more but less than 110% of Target	100%
110% or more but less than 125% of Target	110%
125% or more of Target	125%

Notwithstanding the foregoing, in no event will the maximum cash bonus payable to any participating executive officer under the Plan exceed $2,500,000 with respect to any fiscal year. No bonuses are paid until the Compensation Committee certifies the extent to which the Target has been attained. In order to comply with Section 409A of the Code, the Plan has been amended to require payment of awards no later than the later of (i) the 15th day of the third month following the participant’s first taxable year in which the award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the Company’s first taxable year in which the award is no longer subject to a substantial risk of forfeiture.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADOPTION OF THE AMENDED AND RESTATED GAMESTOP CORP. SUPPLEMENTAL COMPENSATION PLAN. PROXIES SOLICITED HEREBY WILL BE VOTED FOR THE PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3

The board of directors has appointed the firm of BDO Seidman, which firm was engaged as independent certified public accountants for the fiscal year ended January 28, 2006, to audit the financial statements of the Company for the fiscal year ending February 3, 2007. A proposal to ratify this appointment is being presented to the stockholders at the Meeting. A representative of BDO Seidman will be present at the Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS CONSIDERS BDO SEIDMAN TO BE WELL QUALIFIED AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION. PROXIES SOLICITED HEREBY WILL BE VOTED FOR THE PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) Beneficial Ownership Reporting Compliance.  Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of Common Stock of the Company with the SEC. Executive officers, directors and greater than ten-percent stockholders are required to furnish the Company with copies of all such forms they file.

To the Company’s knowledge, based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no additional forms were required, all filing requirements applicable to the Company’s executive officers, directors and greater than ten-percent stockholders were complied with, with the exception of the late filing of a Form 3 by Robert A. Lloyd and a late filing of an amended Form 3 by Messrs. Riggio, Rosen and Szczepanski.

OTHER MATTERS

The Company does not intend to present any other business for action at the Meeting and does not know of any other business intended to be presented by others. If any matters other than the matters described in the Notice of Annual Meeting of Stockholders and this Proxy Statement should be presented for stockholder action at the Meeting, it is the intention of the persons designated in the proxy to vote thereon according to their best judgment.

Proxy Solicitation.  Solicitation may be made personally, by telephone, by telegraph or by mail by officers and employees of the Company who will not be additionally compensated therefor. The Company may request persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy materials to their principals and request authority for the execution of the proxy. The Company will reimburse such persons for their expenses in so doing. The Company is bearing all costs of this solicitation.

Financial and Other Information.  The Company’s Annual Report for the fiscal year ended January 28, 2006, including financial statements, is being sent to stockholders together with this Proxy Statement.

Stockholder Proposals.  Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders to be held in 2007 must be received by the Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051, no later than January 24, 2007.

In addition, the Company’s Bylaws provide that, in order for a stockholder to propose business for consideration at an annual meeting of stockholders, such stockholder must give written notice to the Secretary of the Company not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder must be given not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such notice must contain the proposing stockholder’s record name and address, and the class and number of shares of the Company which are beneficially owned by such stockholder. Such notice must also contain (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) any material interest of the proposing stockholder in such business.

STOCKHOLDERS ARE URGED TO FORWARD THEIR PROXIES WITHOUT DELAY. A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.

By Order of the Board of Directors

R. Richard Fontaine
Chairman

May 24, 2006

Appendix A

AMENDED AND RESTATED GAMESTOP CORP.
SUPPLEMENTAL COMPENSATION PLAN

GameStop Corp., a Delaware corporation (the “Company”), hereby adopts this Amended and Restated GameStop Corp. Supplemental Compensation Plan (the “Plan”). The Company intends that bonus compensation payable pursuant to this Plan shall constitute “performance-based compensation” within the meaning of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations from time to time promulgated thereunder.

1. Purposes of Plan.   The purposes of the Plan are to provide personal incentive and financial rewards to senior management who, because of the extent of their responsibilities, can and do make significant contributions to the success of the Company by their ability, industry, loyalty and exceptional services, by making them participants in that success.

2. Eligible Employees.  The Company’s Chief Executive Officer (the “CEO”), the Company’s Chief Operating Officer (the “COO”), and such other executive officers of the Company and its subsidiaries and affiliates as may from time to time be designated as Plan participants by the Committee (as defined herein), shall be eligible to receive cash bonus awards under the Plan. The CEO, the COO and each other executive officer designated by the Committee concurrently with or prior to the establishment of the applicable Target (defined below) pursuant to Section 6 below for any Plan Year (defined below) (or, if later, prior to the commencement of such individual’s service as an executive officer or such other time as shall be specified under Section 162(m)) shall be an “Eligible Participant” for such Plan Year.

3. Plan Year.  The Plan Year shall be the fiscal year of the Company.

4. Effective Date.  The GameStop Corp. Supplemental Compensation Plan was adopted by the board of directors of GameStop Holdings Corp. (f/k/a GameStop Corp.) on May 14, 2003 and became effective on July 3, 2003 upon approval of the material terms thereof by the then applicable stockholders and was assumed by the Company on October 3, 2005. This amendment and restatement was adopted by the Board of Directors on May 10, 2006 and shall become effective upon approval of the material terms hereof by the Company’s stockholders in accordance with the requirements of Section 162(m).

5. Administration.

(a) The Committee.  The term “Committee” as used herein shall mean the Committee of the Board of Directors or such other committee of the Board of Directors designated to administer this Plan, in either case consisting of two or more members of the Board and with each such member qualifying as an outside director as defined under Section 162(m).

(b) Authority.  Subject to the provisions of the Plan, the Committee shall interpret the Plan and the awards granted under the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any award, in the manner and to the extent the Committee deems desirable to carry the Plan or award into effect.

(c) Procedure.  All determinations of the Committee shall be made by not less than a majority of its members at a meeting at which a quorum is present. A majority of the entire Committee shall constitute a quorum for the transaction of business. Any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting, if a unanimous written consent which sets forth the action is signed by each member of the Committee and filed with the minutes of the proceedings of the Committee. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his services. Without limiting the generality of the foregoing or the scope of any applicable provision of the Company’s Certificate of Incorporation or Bylaws or any indemnification agreement, no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award granted thereunder.

6. Awards.  Not later than 90 days after the commencement of each Plan Year (and before 25% of the relevant period of service for each Eligible Participant has elapsed), the Committee shall establish in writing separately for each Eligible Participant (a) the percentage of such Eligible Participant’s base salary that shall be the subject of an award and (b) a performance target (the “Target”), the attainment of which shall be substantially uncertain. The Committee may use the following performance measures (either individually or in any combination) to set performance targets: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Class A common stock or any other publicly-traded securities of the Company; market share; gross profits; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; and/or reductions in costs. Targets which are based in whole or part on per share amounts, such as earnings per share, shall be, and, at the discretion of the Committee, any other Targets may be, subject to adjustment for recapitalizations, dividends, stock splits and reverse splits, reorganizations, issuances of additional shares, redemptions of shares, option or warrant exercises, reclassifications, significant acquisitions and divestitures or other extraordinary events.

Each Eligible Participant will receive a cash bonus in the amount of the pre-determined percentage of his or her base salary (the “Target Bonus”) as follows:

Then the Percentage of the
If the Plan Year Results were:	Target Bonus Received is:

Less than 85% of Target	None
85% or more but less than 90% of Target	50%
90% or more but less than 100% of Target	75%
100% or more but less than 110% of Target	100%
110% or more but less than 125% of Target	110%
125% or more of Target	125%

Notwithstanding the foregoing, in no event shall the maximum cash bonus payable to any Eligible Participant under the Plan exceed $2,500,000 with respect to any Plan Year. Cash bonuses will not become payable and will not be paid until the Committee certifies the extent to which the Target has been attained. The Committee has no discretion to increase the amount of compensation that would otherwise be due upon attainment of the Target.

7. Form and Payment of Awards.  Awards to Eligible Participants shall be made only when the Committee has certified that the Targets have been attained. Awards shall be made in cash and shall be payable in a lump sum. To comply with Section 409A of the Code, certification of Targets and payment of awards shall be made not later than the later of (i) the 15th day of the third month following the Eligible Participant’s first taxable year in which the award is no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code) or (ii) the 15th day of the third month following the Company’s first taxable year in which the award is no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code).

All awards shall be paid from the general funds of the Company and no special or separate fund shall be established and no other segregation of assets shall be made to assure the payment of awards hereunder. An Eligible Participant shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations hereunder. Nothing contained in this instrument, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and an Eligible Participant or any other person. To the extent that any person acquires a right to receive payments from the Company, such right shall be no greater than the right of an unsecured creditor.

Except as provided in the following sentence, an Eligible Participant must be employed by the Company or one of its subsidiaries or affiliates on the last day of the Plan Year to be eligible to receive an award for such Plan Year. If an Eligible Participant dies or becomes incapacitated, any award so made shall be paid to his estate or legal representative at such time and in such manner as if he were living or not incapacitated, prorated for the portion of the Plan Year in which services were rendered.

8. Amendment.  The Board of Directors of the Company retains the authority to amend the Plan, subject to the stockholder approval requirements of Section 162(m).

9. Section 162(m) of the Code.  Unless otherwise determined by the Committee, the provisions of this Plan shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure the deductibility by the Company or its subsidiaries of the payment of Awards.

10. Tax Withholding.  The Company or any subsidiary shall have the right to make all payments or distributions pursuant to the Plan to an Eligible Participant, net of any applicable Federal, State and local taxes required to be paid or withheld. The Company or any subsidiary shall have the right to withhold from wages, Awards or other amounts otherwise payable to such Eligible Participant such withholding taxes as may be required by law, or to otherwise require the Eligible Participant to pay such withholding taxes. If the Eligible Participant shall fail to make such tax payments as are required, the Company or any subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Eligible Participant or to take such other action as may be necessary to satisfy such withholding obligations.

GAMESTOP CORP.

2006 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      The undersigned stockholder of GAMESTOP CORP., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated May 24, 2006, and hereby appoints R. Richard Fontaine and Daniel A. DeMatteo, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2006 Annual Meeting of Stockholders of the Company, to be held on Tuesday, June 27, 2006, at 12:00 p.m., Central Standard time, at the Hilton Anatole Hotel, 2201 Stemmons Freeway, Dallas, Texas, and at any adjournment or adjournments thereof, and to vote all shares of the Company’s Class A Common Stock and/or Class B Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

      This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of directors; FOR the adoption of the Amended and Restated Gamestop Corp. Supplemental Compensation Plan; FOR the ratification of the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company; and as said proxies deem advisable on such other matters as may come before the meeting.

      A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

(Continued and to be signed and dated on the other side.)

GAMESTOP CORP.
P.O. BOX 11183
NEW YORK, N.Y. 10203-0183

GameStop Corp.
YOUR VOTE IS IMPORTANT
VOTE BY INTERNET / TELEPHONE
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Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the internet there is no need for you to mail back your proxy.

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Sign, Date and Return the
Proxy Card Promptly Using
the Enclosed Envelope.
☒
Votes must be indicated
(x) in Black or Blue ink.
1. ELECTION OF DIRECTORS:

FOR all nominees	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.	☐	*EXCEPTIONS	☐
listed below.
Nominees: 01 Daniel A. DeMatteo, 02 Michael N. Rosen and 03 Edward A. Volkwein
(Instructions: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

		FOR	AGAINST	ABSTAIN

2.	Proposal to adopt the Amended and Restated GameStop Corp. Supplemental Compensation Plan	☐	☐	☐

		FOR	AGAINST	ABSTAIN

3.	Proposal to ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the company for the fiscal year ending February 3, 2007.	☐	☐	☐
and upon such matters which may properly come before the meeting or any adjournment or adjournments thereof.

To change your address, please mark this box.	☐

To include any comments, please mark this box.	☐

S C A N L I N E
(This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)

Date Share Owner sign here	Co-Owner sign here